EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-2 (No. 333-55874), Form S-8 (No.'s 333-98531, 333-97489,
333-97325,  333-90236,  333-90228,  333-85678,  333-85676, 333-85674, 333-85672,
333-85670,  333-76426,  333-73312,  333-72612,  333-70392, 333-59922, 333-57594,
333-54114,  333-53274,  333-50714,  333-39766,  333-37310, 333-31104, 333-95655,
333-92239,  333-87541,  333-84457,  333-81033  and  333-80135)  of  Imaging
Technologies Corporation of our report dated October 10, 2000 appearing in the June 30, 2002 Annual Report of this Form 10-K.

/s/  BOROS  &  FARRINGTON  APC
BOROS  &  FARRINGTON  APC
San  Diego,  California

November  18,  2002